Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ocular Therapeutix, Inc. of our report dated March 8, 2018 relating to the financial statements, which appears in Ocular Therapeutix Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 28, 2018